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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of General Re Corporation and Subsidiaries and on Form S-8 (File Numbers 2-62106, 275489, 33-6483 and 33-33102) of our report, dated February 6, 1995, on our audits of the consolidated financial statements and financial statement schedules of General Re Corporation and Subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 9, 1995